UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           At the Annual Meeting of Shareholders held on February 6, 2008, the shareholders of Key Technology, Inc. (the "Company") approved amendments to the Company's 2003 Restated Employees' Stock Incentive Plan (the "Plan").  The amendments to the Plan had previously been approved by the Company's Board of Directors on November 14, 2007, subject to shareholder approval.

The amendments to the Plan approved by the shareholders of the Company (i) add an additional 200,000 shares to the shares of common stock reserved for potential issuance under the Plan, and (ii) add a new section to the Plan related to performance-based awards of restricted stock intended to qualify as awards of performance-based stock excluded from the limits on deductible compensation under Section 162(m) of the Internal Revenue Code, as amended.

The foregoing is a general description of the amendments to the Plan and is qualified in its entirety by the copy of the Plan, as amended, attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

                (d)            Exhibits.

Exhibit No.                                Description

10.1                           2003 Restated Employees' Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ David M. Camp
David M. Camp
President and Chief Executive Officer

Dated: April 28, 2008

EXHIBIT INDEX

Exhibit No.                                Description

10.1                           2003 Restated Employees' Stock Incentive Plan